UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2014

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2014, the Board of Directors of Hecla Mining Company (the “Company”) approved amendments to the Company’s Bylaws, which amendments are effective immediately. The amendments approved by the Board amend the prior Bylaws of the Company in the following principal respects:

●

Amended Article III, Section 7(D) to clarify the role of the Compensation Committee in establishing the Company’s executive compensation policy and set compensation for all of the Company’s executive officers (CEO and Vice Presidents) and make recommendations to the Board of Directors regarding the compensation of directors.

●

Include a new section (Article VII) that establishes a forum selection provision for the adjudication of certain disputes. The provisions provide that the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware.

The amendments to the Company’s Bylaws also include other procedural, confirming and clarifying changes. The description of the amendments to the Company’s Bylaws contained herein is qualified in its entirety by, and should be read in conjunction with, the complete text of the Company’s Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Bylaws of Hecla Mining Company, as amended as of August 19, 2014.* * Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: August 22, 2014

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